EXHIBIT 23.1

                Consent of Independent Public Accountants


      As independent public accountants, we hereby consent to the inclusion of our reports dated April 4, 1997 and November 25, 1996 on the combined financial statements of Current Electronics, Inc. and Current Electronics Washington, Inc. in this Report on Form 8-K/A of Electronic Fab Technology Corp., amending the Report on Form 8-K, dated March 5, 1997, of Electronic Fab Technology Corp.

                         ARTHUR ANDERSEN LLP

   Portland, Oregon
      April 30, 1997